UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 1, 2011 (January 27, 2011)

Wayne Savings Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23433	31-1557791
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

151 N. Market Street, Wooster, Ohio		44691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(330) 264-5767

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Directors

(d)(1)           On January 27, 2011, the Board elected Debra A. Marthey as a director to fill the vacancy created by the retirement of Phillip E. Becker.  On January 14, 2011, Ms. Marthey was appointed to the class of directors whose terms expire in 2011.

(d)(2)           There was no arrangement or understanding between Ms. Marthey and any other persons pursuant to which she was selected as a director.

(d)(3)           Ms. Marthey has been named as a member of the audit committee.

(d)(4)           None.

(d)(5)           None.

For additional information, reference is made to the Company's press release dated February 1, 2011, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the SEC and shall not be deemed to be "filed" for any purpose except otherwise provided herein.

ITEM 9.01                 Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

The following exhibit is filed herewith

Exhibit No.	Description
99.1	Press Release dated February 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WAYNE SAVINGS BANCSHARES, INC.

Date: February 1, 2011	By:	/s/ H. Stewart Fitz Gibbon III
H. Stewart Fitz Gibbon III
Executive Vice President and Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 1, 2011

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